EXHIBIT 32.1
STATEMENT PURSUANT TO 18 U.S.C. § 1350
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Andrew J. Fromkin, Chief Executive Officer of Clinical Data, Inc. and C. Evan Ballantyne, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
(1)	The Company’s Annual Report on Form 10-K for the period ended March 31, 2008, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of such year.

/s/ Andrew J. Fromkin
Date: June 16, 2008	Andrew J. Fromkin
President and Chief Executive Officer

/s/ C. Evan Ballantyne
Date: June 16, 2008	C. Evan Ballantyne
Senior Vice President Principal Financial and Accounting Officer